Exhibit 5.4

BRACEWELL & GIULIANI LLP

711 Louisiana Street, Suite 2300

Houston, Texas 77002

March 18, 2013

Chesapeake Energy Corporation

6100 North Western Avenue

Oklahoma City, Oklahoma 73118

Ladies and Gentlemen:

We have acted as special counsel to Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), and certain of its subsidiaries in connection with the preparation of the Registration Statement No. 333-168509 on Form S-3 (the “Initial Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on August 3, 2010, the Post-Effective Amendment No. 1 to the Initial Registration Statement filed with the Commission on February 8, 2011 (“Amendment No. 1”), the Post-Effective Amendment No. 2 to the Initial Registration Statement filed with the Commission on February 13, 2012 (“Amendment No. 2”) and the Post-Effective Amendment No. 3 to the Initial Registration Statement filed with the Commission on the date hereof (“Amendment No. 3,” and together with the Initial Registration Statement, Amendment No. 1 and Amendment No. 2, the “Registration Statement”) relating to the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, of (i) an indeterminate principal amount of debt securities of the Company (“Debt Securities”), in one or more series, and (ii) the guarantees (the “Guarantees”) of the Company’s obligations under the Debt Securities by one or more subsidiaries of the Company identified in the Registration Statement (the “Subsidiary Guarantors”). The Debt Securities and the Guarantees are referred to herein collectively as the “Securities”.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Indenture, dated as of August 2, 2010, by and among the Company, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, as supplemented through the date hereof (the “Indenture”), filed as an exhibit to the Registration Statement, (iii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement, and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinion hereafter expressed. As to any facts material to the opinion contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In connection with rendering the opinion set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the

Registration Statement, and any amendments thereto (including Amendment No. 1, Amendment No. 2, Amendment No. 3 and any other post-effective amendments), will have become effective and comply with all applicable laws; (v) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (vi) a supplement to the Prospectus (a “Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby; (vii) a supplemental indenture relating to the Securities will be duly authorized, executed and delivered by the parties thereto in accordance with the Indenture; (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (x) the Company and the Subsidiary Guarantors are duly incorporated or organized under the laws of and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization; and (xi) each person signing the supplemental indenture relating to a series of Securities will have the legal capacity and authority to do so.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that when (i) the Company, and as applicable, any Subsidiary Guarantors, have taken all necessary action to establish the form and terms of any Securities and to authorize and approve the issuance of such Securities, the terms of the offering thereof and related matters and (ii) the Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon payment of the consideration therefor as provided for in the applicable definitive purchase, underwriting or similar agreement, such Securities will be validly issued and will constitute legally binding obligations of the Company and such Subsidiary Guarantors, enforceable against the Company and such Subsidiary Guarantors in accordance with their terms, except as such enforcement is subject to (a) bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (b) the application of general principles of equity (regardless of whether considered in a proceeding at law or in equity) including, without limitation, (1) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (2) concepts of good faith, reasonableness, fair dealing and materiality.

We express no opinion concerning (a) the validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinion is limited to the contract laws of the State of New York and the applicable federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. The opinion expressed herein is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the Commission thereunder.

/s/ BRACEWELL & GIULIANI LLP
Bracewell & Giuliani LLP